EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

Conference call to be held October 22, 2015 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through November 22nd by dialing 855-859-2056, access code 39410916. To hear a live simulcast of the call or access the audio archive, visit the investor relations page on www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS
FOR THE THIRD QUARTER AND YEAR TO DATE 2015

Lake Forest, Illinois, October 22, 2015—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the third quarter and year to date 2015.

THIRD QUARTER RESULTS
Revenues for the quarter ended September 30, 2015 were $718.6 million, up $50.7 million or 7.6%, from $667.9 million in the third quarter last year. Acquisitions contributed approximately $33.3 million in revenues to the current period’s growth. Revenues increased 12.5% compared to the prior period when adjusted for unfavorable foreign exchange impact of $33.0 million.
Gross profit, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), was $299.7 million, up 7.5% from $278.7 million in the third quarter last year. GAAP gross profit as a percent of revenues was 41.7% for both the third quarters of 2015 and 2014. Non-GAAP gross profit, when adjusted for various items identified in the second of the following tables, was $300.2 million, up 7.4% from $279.5 million in the third quarter last year. Non-GAAP gross profit as a percent of revenues was 41.8% compared to 41.9% in the third quarter of 2014.
GAAP earnings per diluted share decreased 51.6% to $0.47 from $0.96 in the third quarter last year. Non-GAAP earnings per diluted share, when adjusted for various items identified in the third of the following tables, remained at $1.08. See tables below.

FIRST NINE MONTHS RESULTS
Revenues for the nine months ended September 30, 2015 were $2.10 billion, up $219.0 million or 11.7%, from $1.88 billion in the same period last year. Acquisitions contributed approximately $178.5 million in revenues to the current year’s growth. Revenues increased 16.1% compared with the prior period when adjusted for unfavorable foreign exchange impact of $83.3 million.
GAAP gross profit was $885.8 million, up 9.4% from $809.4 million in the same period last year. GAAP gross profit as a percent of revenues was 42.2% compared to 43.1% in the same period last year. Non-GAAP gross profit, when adjusted for various items identified in the second of the following tables, was $886.8 million, up 9.2% from $812.0 million in the same period as last year. Non-GAAP gross profit as a percent of revenues was 42.3% compared to 43.2% in the same period as last year.
GAAP earnings per diluted share decreased 27.8% to $2.04 from $2.83 in 2014. Non-GAAP earnings per diluted share, when adjusted for various items identified in the third of the following tables, increased 4.5% to $3.30 from $3.15. See tables below.

The following table shows our calculations of organic revenue growth (in millions)(1)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Total As Reported Revenues (GAAP)	$718.6	$667.9	$50.7	7.6%	$2,097.6	$1,878.7	$219.0	11.7%
Adjustment for Foreign Exchange	33.0		33.0		83.3		83.3
Subtotal (non-GAAP):	751.6	667.9	83.7	12.5%	2,181.0	1,878.7	302.3	16.1%

Adjustment for Acquisitions	(37.0)	(3.7)	(33.3)		(232.5)	(54.0)	(178.5)
Adjustment for Regulated Returns and Recall Management Services	(26.4)	(16.6)	(9.8)		(67.0)	(64.4)	(2.6)
Total revenues, as adjusted (non-GAAP):	$688.2	$647.6	$40.6	6.3%	$1,881.5	$1,760.3	$121.2	6.9%

Domestic/ International Breakdown:
Domestic Revenues	$523.5	$468.7	$54.8	11.7%	$1,513.9	$1,310.8	$203.2	15.5%
International Revenues	195.1	199.2	(4.1)	(2.1)%	583.7	567.9	15.8	2.8%
Total As Reported Revenues (GAAP)	$718.6	$667.9	$50.7	7.6%	$2,097.6	$1,878.7	$219.0	11.7%

(1) For internal purposes, we exclude the impact of foreign exchange, revenues attributed to acquisitions closed within the preceding 12 months, and revenue from our regulated returns and recall management services when we evaluate organic revenue growth. This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance, as compared to GAAP revenues.

Table to reconcile GAAP Gross Profit to Non-GAAP Gross Profit (in thousands)(2)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
GAAP Gross Profit	$299,675	41.7%	$278,669	41.7%	$885,830	42.2%	$809,442	43.1%
Plant Conversion Expenses	487	0.1%	845	0.1%	1,001	0.0%	2,534	0.1%
Non-GAAP Gross Profit	$300,162	41.8%	$279,514	41.9%	$886,831	42.3%	$811,976	43.2%

(2) In accordance with GAAP, reported Gross Profit includes the impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP Gross Profit are not intended to imply, and should not be interpreted as implying, that non-GAAP Gross Profit is a better measure of performance than GAAP Gross Profit.

Table to reconcile GAAP EPS to Non-GAAP EPS(3)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Change				Change
	2015	2014	$	%	2015	2014	$	%
GAAP EPS	$0.47	$0.96	$(0.50)	(51.60)%	$2.04	$2.83	$(0.79)	(27.80)%
Acquisition Expenses [a]	0.27	0.03			0.34	0.12
Integration Expenses [a]	0.10	0.05			0.23	0.11
Change in Fair Value of Contingent Consideration [a]	--	--			(0.01)	0.05
Litigation Expenses [a]	0.21	0.01			0.54	0.02
Plant Conversion and Restructuring Expenses [a]	0.02	0.02			0.15	0.03
Add Back Convertible Preferred Stock Dividend Method [b]	0.02	--			0.02	--
Reallocation of EPS Related to Convertible Preferred Stock If-Converted Method [b]	(0.01)	--			(0.01)	--
Non-GAAP EPS (Adjusted)	$1.08	$1.08	$0.00	(0.10)%	$3.30	$3.15	$0.14	4.5%

(3a) In accordance with GAAP, reported earnings per share (EPS) include the after-tax impact of the items identified. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance.

(3b) In accordance with GAAP, the issue of the Mandatory Convertible Preferred Stock requires that EPS for GAAP purposes be stated using the more dilutive of the dividend method or the if-converted method. Under the dividend method, the net income is reduced by the amount of the accrued dividend related to Mandatory Convertible Preferred Stock. Under the if-converted method, the dividend is ignored in favor of the diluted share count that would occur under the assumption that the Mandatory Convertible Preferred shares were converted to common shares at the closing share price of the last day in the quarter. In order to align the EPS calculation with the reporting method that will prevail when the preferred stock converts to common stock, the EPS related to the dividend is added back, then reduced by the amount that the if-converted method exceeds the dividend method.

This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $293.3 million and $345.0 million for the nine months ended September 30, 2015 and 2014, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: This press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste industry, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, exposure to environmental liabilities, compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30,	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$32,883	$22,236
Short-term investments	636,288	380
Accounts receivable, net	524,503	465,473
Deferred income taxes	51,094	28,322
Prepaid expenses	34,197	30,632
Other current assets	40,500	33,173
Total Current Assets	1,319,465	580,216
Property, plant and equipment, net	464,898	460,408
Goodwill	2,447,454	2,418,832
Intangible assets, net	909,503	909,645
Other assets	35,137	32,621
Total Assets	$5,176,457	$4,401,722

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$106,405	$131,969
Accounts payable	150,213	114,596
Accrued liabilities	203,000	131,743
Deferred revenues	18,223	21,624
Other current liabilities	64,903	61,599
Total Current Liabilities	542,744	461,531
Long-term debt, net of current portion	1,409,687	1,527,246
Deferred income taxes	430,203	431,643
Other liabilities	68,191	64,117
Equity:
Mandatory convertible preferred stock	8	—
Common stock	849	849
Additional paid-in capital	1,125,667	289,211
Accumulated other comprehensive loss	(237,246)	(138,419)
Retained earnings	1,818,025	1,743,371
Total Stericycle, Inc. Equity	2,707,303	1,895,012
Noncontrolling interest	18,329	22,173
Total Equity	2,725,632	1,917,185
Total Liabilities and Equity	$5,176,457	$4,401,722

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	$718,596	100.0%	$667,877	100.0%	$2,097,604	100.0%	$1,878,654	100.0%
Cost of revenues ("COR") - exclusive of depreciation and adjusting items shown below	404,431	56.3%	373,128	55.9%	1,168,050	55.7%	1,023,615	54.5%
Depreciation	14,003	1.9%	15,235	2.3%	42,723	2.0%	43,063	2.3%
Total cost of revenues	418,434	58.2%	388,363	58.1%	1,210,773	57.7%	1,066,678	56.8%
Gross profit (non-GAAP)	300,162	41.8%	279,514	41.9%	886,831	42.3%	811,976	43.2%
Selling, general and administrative expenses ("SG&A") - exclusive of depreciation, amortization, and adjusting items shown below	124,521	17.3%	111,793	16.7%	362,388	17.3%	321,302	17.1%
Depreciation	4,248	0.6%	5,033	0.8%	12,753	0.6%	12,325	0.7%
Amortization	9,239	1.3%	8,497	1.3%	26,957	1.3%	24,214	1.3%
Total SG&A expense	138,008	19.2%	125,323	18.8%	402,098	19.2%	357,841	19.0%
Income from operations (non-GAAP) - exclusive of adjusting items shown below	162,154	22.6%	154,191	23.1%	484,733	23.1%	454,135	24.2%
Adjusting items:
Plant conversion expenses (COR)	487	0.1%	845	0.1%	1,001	0.0%	2,534	0.1%
Acquisition expenses (SG&A)	33,674	4.7%	3,472	0.5%	39,956	1.9%	10,672	0.6%
Integration expenses (SG&A)	13,447	1.9%	7,461	1.1%	31,257	1.5%	14,625	0.8%
Change in fair value of contingent consideration (SG&A)	—	0.0%	—	0.0%	(640)	0.0%	3,953	0.2%
Restructuring and plant conversion expenses (SG&A)	2,234	0.3%	1,535	0.2%	17,080	0.8%	1,535	0.1%
Litigation expenses (SG&A)	29,062	4.0%	1,342	0.2%	76,012	3.6%	3,243	0.2%
Income from operations (GAAP)	83,250	11.6%	139,536	20.9%	320,067	15.3%	417,573	22.2%
Other income (expense):
Interest expense, net	(17,378)	-2.4%	(16,617)	-2.5%	(52,366)	-2.5%	(47,883)	-2.5%
Other expense, net	(1,754)	-0.2%	(477)	-0.1%	(3,956)	-0.2%	(1,569)	-0.1%
Total other expense	(19,132)	-2.7%	(17,094)	-2.6%	(56,322)	-2.7%	(49,452)	-2.6%
Income before income taxes	64,118	8.9%	122,442	18.3%	263,745	12.6%	368,121	19.6%
Income tax expense	21,892	3.0%	39,401	5.9%	84,813	4.0%	122,633	6.5%
Net income	42,226	5.9%	83,041	12.4%	178,932	8.5%	245,488	13.1%
Less: net income attributable to noncontrolling interests	457	0.1%	196	0.0%	1,256	0.1%	1,558	0.1%
Net income attributable to Stericycle, Inc.	$41,769	5.8%	$82,845	12.4%	$177,676	8.5%	$243,930	13.0%

Earnings per share- diluted	$0.47		$0.96		$2.04		$2.83
Weighted average number of common shares outstanding - diluted	86,120,810		86,116,455		86,113,130		86,237,202

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Nine Months Ended September 30,
	2015	2014
OPERATING ACTIVITIES:
Net income	$178,932	$245,488
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation expense	16,158	13,365
Excess tax benefit of stock options exercised	(15,483)	(10,747)
Depreciation	55,476	55,388
Amortization	26,957	24,214
Deferred income taxes	(17,169)	8,833
Change in fair value of contingent consideration	(640)	3,953
Other, net	6,326	1,379
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(66,352)	(25,420)
Accounts payable	29,170	13,383
Accrued liabilities	88,314	17,640
Deferred revenues	(3,412)	2,326
Other assets and liabilities	(4,986)	(4,830)
Net cash provided by operating activities	293,291	344,972
INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(97,098)	(328,811)
Purchases of investments	(635,919)	(2,051)
Capital expenditures	(72,566)	(66,262)
Net cash used in investing activities	(805,583)	(397,124)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(61,805)	(45,031)
Proceeds from foreign bank debt	42,535	151,605
Repayments of foreign bank debt	(76,387)	(136,025)
Proceeds from term loan	250,000	—
Repayments of term loan	(250,000)	—
Proceeds from private placement of long-term note	300,000	—
Repayments of private placement of long-term note	(100,000)	—
Proceeds from senior credit facility	1,338,140	1,154,100
Repayments of senior credit facility	(1,614,968)	(979,059)
Repayments of capital lease obligations	(2,813)	(4,014)
Payments of deferred financing costs	—	(2,280)
Payment for hedge	(8,833)	—
Purchases and cancellations of treasury stock	(103,029)	(157,004)
Proceeds from issuance of mandatory convertible preferred stock	746,900	—
Proceeds from issuances of common stock	53,529	33,904
Excess tax benefit of stock options exercised	15,483	10,747
Payments to noncontrolling interests	(5,236)	(732)
Net cash provided by financing activities	523,516	26,211
Effect of exchange rate changes on cash	(577)	759
Net increase/ (decrease) in cash and cash equivalents	10,647	(25,182)
Cash and cash equivalents at beginning of period	22,236	67,167
Cash and cash equivalents at end of period	$32,883	$41,985

NON-CASH ACTIVITIES:
Issuances of obligations for acquisitions	$71,905	$100,944